STILWELL FINANCIAL INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES -


                                                                    Years Ended December 31,
                                                 1996          1997          1998           1999           2000
                                              ----------    ----------    ----------     ----------     ----------
Pretax income, excluding equity in
 earnings of unconsolidated affilites         $    140.0    $    205.0    $    263.5     $    539.8     $  1,131.6

Interest Expense                                     6.8          10.4           6.5            5.9            7.7

Portion of Rents Representative
 of an Appropriate Interest Factor                   2.8           4.2           5.8            5.8            7.4

Distributed Earnings of Less Than 50%
  Owned Affiliates                                   3.8             -             -              -              -
                                              ----------    ----------    ----------     ----------     ----------
  Income as Adjusted                          $    153.4    $    219.6    $    275.8     $    551.5     $  1,146.7
                                              ==========    ==========    ==========     ==========     ==========


Fixed Charges:

Interest Expense on Indebtedness              $      6.8    $     10.4    $      6.5     $      5.9     $      7.7

Portion of Rents Representative
 of an Appropriate Interest Factor                   2.8           4.2           5.8            5.8            7.4
                                              ----------    ----------    ----------     ----------     ----------
  Total Fixed Charges                         $      9.6    $     14.6    $     12.3     $     11.7     $     15.1
                                              ==========    ==========    ==========     ==========     ==========

Ratio of Earnings to Fixed Charges                 15.98         15.04         22.42          47.14          75.94
                                              ==========    ==========    ==========     ==========     ==========